Exhibit (a)(5)(i)

GENERAL IDENTIFICATION DATA

IDA

COMPANY IDENTIFICATION

Taxpayer Identification Number [N.I.F.]: 01010 - B85322642

LEI: 01009 - Only for such companies as may have a L.E.I. Code (Legal Entity Identifier)

Legal Form: SA [corporation]: 01011 - SL [limited company]: 01012

Others: 01013

Company Name: 01020 - GRUPO INVERSOR PETROQUÍMICA S.L.

Corporate Domicile: 01022 - EBRO. 3

Municipality: 01023 - MADRID

Province: 01025 - MADRID

Zip Code: 01024 - 28002

Phone: 01031 - 915.630.601

Company's contact e-mail address: 01037

Membership in a group of companies:		Company Name		Taxpayer ID Number [N.I.F.]
Direct parent company:	01041		01040
Ultimate parent company of the group:	01061		01060

ACTIVITY

Main line of business: 02009 - Activities carried out by the holding companies (1)

National Classification of Economic Activities Code (CNAE Code): 02001 - 6420 (1)

PAID STAFF

a) Average number of people employed during the fiscal year, per type of contract and employment with disability:

		Fiscal Year 2015 (2)	Fiscal Year 2014 (3)
Fixed Staff (4):	04001	0	0
Variable Staff (5):	04002	0	0

Out of which: employees with disability equal to, or above, 33% (or any other local equivalent qualification):

04010	0	0

b) Paid staff at the end of the fiscal year, per type of contract and per gender:

	Fiscal Year 2015 (2)				Fiscal Year 2014 (3)
	MEN		WOMEN		MEN	WOMEN
Fixed Staff:	04120	0	04121	0	0	0
Variable Staff:	04122	0	04123	0	0	0

SUBMISSION OF ACCOUNTS	FISCAL YEAR 2015 (2)				FISCAL YEAR 2014 (3)
		YEAR	MONTH	DAY	YEAR	MONTH	DAY
Date of commencement to which accounts are referred:	01102	2015	1	1	2014	1	1
Closing date to which accounts are referred:	01101	2015	12	31	2014	12	31
Number of pages filed with the deposit:	01901	10

In the event that no figures are stated in any given fiscal year, please state the reason:

01903

UNITS

	Euros:	09001	☒
Check with an "X" the unit in which all the documents which form part of the annual accounts have been drafted.	Thousand Euros:	09002	☐
	Million Euros:	09003	☐

(1) Pursuant to the categories (four digits) of the National Classification of Economic Activities 2009 (CNAE 2009) approved by Royal Decree 475/2007 passed on April 13 (Spain's Official Gazette (BOE) dated April 28, 2007)

(2) Fiscal year to which annual accounts are referred

(3) Previous Fiscal Year

(4) In order to assess the average number of fixed staff, please consider the following criteria:

a) If there have not been any important movement in the payroll, state half of the sum of any fixed employees at the beginning and at the end of the fiscal year.

b) If there have been movements, assess the sum of the payroll for each of the months of the year and divide by twelve.

c) If there has been any temporary employment or work day regulation, the staff affected thereby shall be included as fixed staff, but only in such proportion as may pertain to the fraction of the year or [illegible] actually worked

(5) The average variable staff may be assessed by adding the total number of weeks worked by variable employees and dividing such amount by 52 weeks. The calculation below may also be conducted (equivalent to the calculation described above)

No. of hired staff x average number of weeks worked

 52

 ABBREVIATED PROFIT AND LOSS STATEMENT

BA1

Taxpayer Identification Number [N.I.F.]: B85322642 COMPANY NAME: GRUPO INVERSOR PETROQUÍMICA S.L.	[Signature.] Space reserved for the signatures of the administrators	UNIT (1) Euros: 09001 ☒ Thousands: 09002 Millions: 09003
ASSETS		NOTES TO THE ANNUAL REPORT	Fiscal Year 2015 (2)	Fiscal Year 2014 (3)
A) NON CURRENT ASSETS	11000		16,226,074.87	14,743,349.52
I Fixed intangible assets	11100
II. Fixed tangible assets	11200
III. Real estate investments	11300
IV. Long term investments in group companies and associated companies	11400
V. Long-term financial investments	11500		16,226,074.87	14,743,349.52
VI. Assets for deferred tax	11600
VII. Non-current trade payables	11700
B) CURRENT ASSETS	12000		81,654,639.06	12,086,081.53
I. Non-current assets held for sale	12100
II. Inventories	12200
III. Trade payables and other accounts receivable	12300		6,952.92	6,952.92
1. Customers for sales and service provision	12380
a) Customers for long term sales and service provision	12381
a) Customers for short term sales and service provision	12382
2. Shareholders (members) for required disbursements	12370
3. Other payables	12390		6,952.92	6,952.92
IV. Short term investments in group companies and associated companies	12400
V. Short-term financial investments	12500		1,201,034.00	1,042,924.73
VI. Short-term accruals	12600
VII. Cash and cash equivalents	12700		60,446,652.14	11,036,203.88
Total Assets (A + B)	10000		77,880,713.93	26,829,431.05

(1) Check the relevant boxes, depending on whether figures are stated in units, thousands, or million Euros. All such documents as form part of the annual accounts shall be drafted in the same unit.

(2) Fiscal year to which annual accounts are referred.

(3) Previous Fiscal Year.

ABBREVIATED PROFIT AND LOSS STATEMENT

BA2.1

Taxpayer Identification Number [N.I.F.]: B85322642 COMPANY NAME: GRUPO INVERSOR PETROQUÍMICA S.L.	[Signature.] Space reserved for the signatures of the administrators
EQUITY AND LIABILITIES	NOTES TO THE ANNUAL REPORT	Fiscal Year 2015 (1)	Fiscal Year 2014 (2)
A) SHAREHOLDERS' EQUITY	20000	41,016,759.38	26,554,918.52
A-1) Equity Capital	21000	41,016,759.38	26,031,092.46
I. Capital	21100	16,192,239.00	16,192,239.00
1. Book entry capital stock	21110	16,192,239.00	16,192,239.00
2. (Uncalled capital)	21120	41,016,759.38	26,554,918.52
II. Share Premium	21200	6,004,787.96	6,004,787.96
III. Reserves	21300	4,466,151.56	3,942,325.50
1. Capitalization reserve	21350
2. Other reserves	21360	4,466,151.56	3,942,325.50
IV. (Equity interests and shares of stock)	21400
V. Profit/loss for previous fiscal years	21600	-108,260.00
VI. Other shareholder contributions	21600
VII. Profit/loss for the fiscal year	21700	14,461,840.86	-108,260.00
VIII. (Interim dividend)	21800
IX. Other equity instruments	21900
A-2) Adjustments for value changes	22000
A-3) Subsidies, gifts and legacies received	23000
B) NON CURRENT LIABILITIES	31000
1. Long-term provisions	31100
II. Long-term debts	31200
1. Debts payable to credit institutions	31220
2. Financial lease creditors	31230
3. Other long-term debts	31290
III. Long term debts payable to group companies and associated companies	31300
IV. Liabilities for deferred tax	31400
V. Long-term accruals	31500
VI. Non-current trade receivables	31600
VII. Long term debt with special features	31700

(1) Fiscal year to which annual accounts are referred

(2) Previous Fiscal Year

ABBREVIATED PROFIT AND LOSS STATEMENT

BA2.2

Taxpayer Identification Number [N.I.F.]: B85322642 COMPANY NAME: GRUPO INVERSOR PETROQUÍMICA S.L.	[Signature.] Space reserved for the signatures of the administrators
EQUITY AND LIABILITIES	NOTES TO THE ANNUAL REPORT	Fiscal Year 2015 (1)	Fiscal Year 2014 (2)
C) CURRENT LIABILITIES	32000	36,863,954.55	274,612.53
I. Liabilities related to non-current assets held for sale	32100
II. Short-term provisions	32200
III. Short-term debts	32300	36,847,412.00	269,725.43
1. Debts payable to credit institutions	32320	36,847,412.00
2. Financial lease creditors	32330
3. Other short-term debts	32390		269,725.43
IV. Short term debts payable to group companies and associated companies	32400
V. Trade receivables and other accounts payable	32600	16,642.55	4,787.10
1. Suppliers	32680
a) Long-term suppliers	32581
b) Short-term suppliers	32582
2. Other creditors	32590	16,542.55	4,787.10
VI. Short-term accruals	32600
VII. Short term debt with special features	32700
TOTAL LIABILITIES AND EQUITY (A + B + C)	30000	77,880,713.93	26,829,431.05

(1) Fiscal year to which annual accounts are referred

(2) Previous Fiscal Year

ABBREVIATED PROFIT AND LOSS ACCOUNT

PA

Taxpayer Identification Number [N.I.F.]: B85322642 COMPANY NAME: GRUPO INVERSOR PETROQUÍMICA S.L.	[Signature.] Space reserved for the signatures of the administrators
(DEBIT) / CREDIT		NOTES TO THE ANNUAL REPORT	Fiscal Year 2015 (1)	Fiscal Year 2014 (2)
1. Net amount of the business figure	40100		19,865,150.29
2. Change in inventories of finished and in-process products	40200
3. Works performed by the company for its assets	40300
4. Provisioning	40400
5. Other exploitation results	40500
6. Staff expenses	40600
7. Other exploitation expenses	40700		-2,239,96S.63	-78,989.62
8. Amortization of fixed assets	40800
9. Allocation of subsidies of non-financial fixed assets and other subsidies	40900
10. Excess in provisioning	41000
11. Impairment and result for fixed asset disposals	41100
12. Negative goodwill on business combinations	41200
13. Other results	41300
A) EXPLOITATION RESULT (1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 + 10 + 11+12 + 13)	49100		17,625,184.66	-78,989.62
14. Financial Income	41400		12,618.89	12.641.62
a) Allocation of financial subsidies, gifts, and legacies	41430
b) Other financial income	41490		12,618.89	12,641.62
15. Financial Expenses	41500		-272,005.34	-41,911.90
16. Reasonable value change in financial instruments	41600
17. Currency translation differences	41700		1,091,732.72
18. Impairment and result for financial instrument disposals	41800		-3,995,690.07
19. Other financial income and expenses	42100
a) Addition of financial expenses to assets	42110
b) Financial income derived from creditor agreements.	42120
c) Remaining income and expenses	42130
B) FINANCIAL PROFIT/LOSS (14 + 15 + 16 + 17 + 18 + 19)	49200		-3,163,343.80	-29,270.38
C) PROFIT/LOSS BEFORE TAXES (A+ B)	49300		14,461,840.86	-108,260.00
20. Taxes on benefits	41900
D) PROFIT/LOSS FOR THE YEAR (C + 20)	49500		14,461,840.86	-108,260.00

(1) Fiscal year to which annual accounts are referred

(2) Previous Fiscal Year

ABBREVIATED STATEMENT OF CHANGES IN EQUITY

A) Abbreviated statement of income and expenses recognized during the year

PNA1

Taxpayer Identification Number [N.I.F.]: B85322642 COMPANY NAME: GRUPO INVERSOR PETROQUÍMICA S.L.	[Signature.] Space reserved for the signatures of the administrators
NOTES TO THE ANNUAL REPORT	Fiscal Year 2015 (1)	Fiscal Year 2014 (2)
A) RESULT OF THE THE PROFIT AND LOSS ACCOUNT	53100	14,461,840.06	-108.260.00
INCOME AND EXPENSES DIRECTLY ALLOCATED TO EQUITY
I. For financial instrument valuation	50010
II. For coverage of cash flow	50020
III. Subsidies, gifts and legacies received	50030
IV. For actuarial profit and loss and other adjustments	50040
V. For non-current assets and related liabilities held for sale	50050
VI. Currency translation differences	50060		1,282,304.29
VII. Tax effect	50070
B) TOTAL INCOME AND EXPENSES DIRECTLY ALLOCATED TO EQUITY (I + II + III + IV + V + VI + VII)	59200		1,282,304.29
TRANSFERS TO THE PROFIT AND LOSS ACCOUNT
VIII. For financial instrument valuation.	50080
IX. For coverage of cash flow	50090
X. Subsidies, gifts and legacies received	50100	-
XI. For non-current assets and related liabilities held for sale	50110
XII. Currency translation differences	50120
XIII. Tax effect	50130
C) TOTAL TRANSFERS TO THE PROFIT AND LOSS ACCOUNT (VIII + IX + X + XI + XII + XIII)	59300
TOTAL RECOGNIZED INCOME AND EXPENSES (A + B + C)	59400	14,461,840.86	1,174,044.29

(1) Fiscal year to which annual accounts are referred

(2) Previous Fiscal Year

ABBREVIATED STATEMENT OF CHANGES IN EQUITY

B) Total abbreviated statement of changes in equity

PNA2.1

Taxpayer Identification Number [N.I.F.]: B85322642 COMPANY NAME: GRUPO INVERSOR PETROQUÍMICA S.L.	[Signature.] Space reserved for the signatures of the administrators
		CAPITAL		SHARE PREMIUM
		BOOK ENTRY CAPITAL	(UNCALLED CAPITAL)
		01	02	03
A) BALANCE. END OF FISCAL YEAR 2013 (1)	511	16,192,239.00		6,004,787.96
Adjustments for changes in the criteria applicable to fiscal year 2013 (1) and previous fiscal years	512
II. Adjustments for errors in fiscal year 2013 (1) and previous fiscal years	513
B) ADJUSTED BALANCE AT THE COMMENCEMENT OF FISCAL YEAR 2014 (2)	514	16,192,239.00		6,004,787.96
I. Total recognized income and expenses	515
II. Transactions with partners or owners	516
1. Capital increases	517
2. (-) Capital Reductions	518
3. Other transactions with partners or owners	526
III. Other changes in equity	524
1. Movement of the Revaluation Reserve (4)	531
2. Other changes	532
C) BALANCE AT END OF FISCAL YEAR 2014 (2)	511	16,192,239.00		6,004,787.96
I. Adjustments for changes in the criteria applicable to fiscal year 2014 (2)	512
II. Adjustments for errors in fiscal year 2014 (2)	513
D) ADJUSTED BALANCE AT THE COMMENCEMENT OF FISCAL YEAR 2015 (3)	514	16,192,239.00		6,004,787.96
I. Total recognized income and expenses	515
II. Transactions with partners or owners	516
1. Capital increases	517
2. (-) Capital Reductions	518
3. Other transactions with partners or owners	526
III. Other changes in equity	524
1. Movement of the Revaluation Reserve (4)	531
2. Other changes	532
E) BALANCE AT END OF FISCAL YEAR 2015 (3)	525	16.192.239.00		6,004,787.96

(1) Fiscal Year N-2

(2) Previous fiscal year to which annual accounts are referred (N-1)

(3) Fiscal year to which annual accounts are referred (N)

(4) Revaluation Reserve pursuant to Law No. 16/2012 dated December 27. Such companies as may be subject to any revaluation provisions, other than those set forth in Law No. 16/2012 shall duly state the legal statute on which they are based.

ABBREVIATED STATEMENT OF CHANGES IN EQUITY

B) Total abbreviated statement of changes in equity

PNA2.2

Taxpayer Identification Number [N.I.F.]: B85322642 COMPANY NAME: GRUPO INVERSOR PETROQUÍMICA S.L.	[Signature.] Space reserved for the signatures of the administrators
				PROFIT/LOSS FOR PREVIOUS FISCAL YEARS
		RESERVES	(EQUITY INTERESTS AND SHARES OF STOCK)
		04	05	06
A) BALANCE. END OF FISCAL YEAR 2013 (1)	511	551,615.40
Adjustments for changes in the criteria applicable to fiscal year 2013 (1) and previous fiscal years	512
II. Adjustments for errors in fiscal year 2013 (1) and previous fiscal years	513
B) ADJUSTED BALANCE AT THE COMMENCEMENT OF FISCAL YEAR 2014 (2)	514	551,615.40
I. Total recognized income and expenses	515
II. Transactions with partners or owners	516
1. Capital increases	517
2. (-) Capital Reductions	518
3. Other transactions with partners or owners	526
III. Other changes in equity	524	3,390,710.10
1. Movement of the Revaluation Reserve (4)	531
2. Other changes	532	3,390,710.10
C) BALANCE AT END OF FISCAL YEAR 2014 (2)	511	3,942,325.50
I. Adjustments for changes in the criteria applicable to fiscal year 2014 (2)	512	523,826.06
II. Adjustments for errors in fiscal year 2014 (2)	513
D) ADJUSTED BALANCE AT THE COMMENCEMENT OF FISCAL YEAR 2015 (3)	514	4,466,151.56
I. Total recognized income and expenses	515
II. Transactions with partners or owners	516
1. Capital increases	517
2. (-) Capital Reductions	518
3. Other transactions with partners or owners	526
III. Other changes in equity	524			-108,260
1. Movement of the Revaluation Reserve (4)	531
2. Other changes	532			-108,260
E) BALANCE AT END OF FISCAL YEAR 2015 (3)	525	4,466,151.56		-108,260

(1) Fiscal Year N-2

(2) Previous fiscal year to which annual accounts are referred (N-1)

(3) Fiscal year to which annual accounts are referred (N)

(4) Revaluation Reserve pursuant to Law No. 16/2012 dated December 27. Such companies as may be subject to any revaluation provisions, other than those set forth in Law No. 16/2012 shall duly state the legal statute on which they are based.

ABBREVIATED STATEMENT OF CHANGES IN EQUITY

B) Total abbreviated statement of changes in equity

PNA2.3

Taxpayer Identification Number [N.I.F.]: B85322642 COMPANY NAME: GRUPO INVERSOR PETROQUÍMICA S.L.	[Signature.] Space reserved for the signatures of the administrators
				(INTERIM DIVIDEND)
		OTHER SHAREHOLDER CONTRIBUTIONS	PROFIT/LOSS FOR THE FISCAL YEAR
		07	08	09
A) BALANCE. END OF FISCAL YEAR 2013 (1)	511		17,336,627.55
Adjustments for changes in the criteria applicable to fiscal year 2013 (1) and previous fiscal years	512
II. Adjustments for errors in fiscal year 2013 (1) and previous fiscal years	513
B) ADJUSTED BALANCE AT THE COMMENCEMENT OF FISCAL YEAR 2014 (2)	514		17,336,627.55
I. Total recognized income and expenses	515		-108,260
II. Transactions with partners or owners	516
1. Capital increases	517
2. (-) Capital Reductions	518
3. Other transactions with partners or owners	526
III. Other changes in equity	524		- 17.336.627,55
1. Movement of the Revaluation Reserve (4)	531
2. Other changes	532		- 17.336.627,55
C) BALANCE AT END OF FISCAL YEAR 2014 (2)	511		-108,260
I. Adjustments for changes in the criteria applicable to fiscal year 2014 (2)	512
II. Adjustments for errors in fiscal year 2014 (2)	513
D) ADJUSTED BALANCE AT THE COMMENCEMENT OF FISCAL YEAR 2015 (3)	514		-108,260
I. Total recognized income and expenses	515		14,461,840.86
II. Transactions with partners or owners	516
1. Capital increases	517
2. (-) Capital Reductions	518
3. Other transactions with partners or owners	526
III. Other changes in equity	524		108,260
1. Movement of the Revaluation Reserve (4)	531
2. Other changes	532		108,260
E) BALANCE AT END OF FISCAL YEAR 2015 (3)	525		14,461,840.86

(1) Fiscal Year N-2

(2) Previous fiscal year to which annual accounts are referred (N-1)

(3) Fiscal year to which annual accounts are referred (N)

(4) Revaluation Reserve pursuant to Law No. 16/2012 dated December 27. Such companies as may be subject to any revaluation provisions, other than those set forth in Law No. 16/2012 shall duly state the legal statute on which they are based.

ABBREVIATED STATEMENT OF CHANGES IN EQUITY

B) Total abbreviated statement of changes in equity

PNA2.4

Taxpayer Identification Number [N.I.F.]: B85322642 COMPANY NAME: GRUPO INVERSOR PETROQUÍMICA S.L.	[Signature.] Space reserved for the signatures of the administrators
				SUBSIDIES, GIFTS AND LEGACIES RECEIVED
		OTHER EQUITY INSTRUMENTS	ADJUSTMENTS FOR VALUE CHANGES
		10	11	12
A) BALANCE. END OF FISCAL YEAR 2013 (1)	511		- 758.478,23
Adjustments for changes in the criteria applicable to fiscal year 2013 (1) and previous fiscal years	512
II. Adjustments for errors in fiscal year 2013 (1) and previous fiscal years	513
B) ADJUSTED BALANCE AT THE COMMENCEMENT OF FISCAL YEAR 2014 (2)	514		- 758,478.23
I. Total recognized income and expenses	515
II. Transactions with partners or owners	516
1. Capital increases	517
2. (-) Capital Reductions	518
3. Other transactions with partners or owners	526
III. Other changes in equity	524		1,282,304.29
1. Movement of the Revaluation Reserve (4)	531
2. Other changes	532		1,282,304.29
C) BALANCE AT END OF FISCAL YEAR 2014 (2)	511		523,826.06
I. Adjustments for changes in the criteria applicable to fiscal year 2014 (2)	512		- 523,826.06
II. Adjustments for errors in fiscal year 2014 (2)	513
D) ADJUSTED BALANCE AT THE COMMENCEMENT OF FISCAL YEAR 2015 (3)	514		0
I. Total recognized income and expenses	515
II. Transactions with partners or owners	516
1. Capital increases	517
2. (-) Capital Reductions	518
3. Other transactions with partners or owners	526
III. Other changes in equity	524
1. Movement of the Revaluation Reserve (4)	531
2. Other changes	532
E) BALANCE AT END OF FISCAL YEAR 2015 (3)	525		0

(1) Fiscal Year N-2

(2) Previous fiscal year to which annual accounts are referred (N-1)

(3) Fiscal year to which annual accounts are referred (N)

(4) Revaluation Reserve pursuant to Law No. 16/2012 dated December 27. Such companies as may be subject to any revaluation provisions, other than those set forth in Law No. 16/2012 shall duly state the legal statute on which they are based.

ABBREVIATED STATEMENT OF CHANGES IN EQUITY

B) Total abbreviated statement of changes in equity

PNA2.5

Taxpayer Identification Number [N.I.F.]: B85322642 COMPANY NAME: GRUPO INVERSOR PETROQUÍMICA S.L.	[Signature.] Space reserved for the signatures of the administrators
		TOTAL 13
A) BALANCE. END OF FISCAL YEAR 2013 (1)	511	39,326,791.68
Adjustments for changes in the criteria applicable to fiscal year 2013 (1) and previous fiscal years	512
II. Adjustments for errors in fiscal year 2013 (1) and previous fiscal years	513
B) ADJUSTED BALANCE AT THE COMMENCEMENT OF FISCAL YEAR 2014 (2)	514	39,326,791.68
I. Total recognized income and expenses	515	- 108.260
II. Transactions with partners or owners	516
1. Capital increases	517
2. (-) Capital Reductions	518
3. Other transactions with partners or owners	526
III. Other changes in equity	524	- 12,663,613.16
1. Movement of the Revaluation Reserve (4)	531
2. Other changes	532	- 12,663,613.16
C) BALANCE AT END OF FISCAL YEAR 2014 (2)	511	26,554,918.52
I. Adjustments for changes in the criteria applicable to fiscal year 2014 (2)	512
II. Adjustments for errors in fiscal year 2014 (2)	513
D) ADJUSTED BALANCE AT THE COMMENCEMENT OF FISCAL YEAR 2015 (3)	514	26,554,918.52
I. Total recognized income and expenses	515	14,461,840.86
II. Transactions with partners or owners	516
1. Capital increases	517
2. (-) Capital Reductions	518
3. Other transactions with partners or owners	526
III. Other changes in equity	524
1. Movement of the Revaluation Reserve (4)	531
2. Other changes	532
E) BALANCE AT END OF FISCAL YEAR 2015 (3)	525	41,016,759.38

(1) Fiscal Year N-2

(2) Previous fiscal year to which annual accounts are referred (N-1)

(3) Fiscal year to which annual accounts are referred (N)

(4) Revaluation Reserve pursuant to Law No. 16/2012 dated December 27. Such companies as may be subject to any revaluation provisions, other than those set forth in Law No. 16/2012 shall duly state the legal statute on which they are based.

SAMPLE ABBREVIATED ENVIRONMENTAL INFORMATION DOCUMENT

COMPANY: GRUPO INVERSOR PETROQUÍMICA S.L.

CORPORATE DOMICILE: EBRO, 3

MUNICIPALITY: MADRID

PROVINCE: MADRID

FISCAL YEAR: 2015

The undersigned, in their capacities as Administrators of the Company referred to, do hereby represent that there is NOT ANY environmental item to be included in the accounting pertaining to these annual accounts in accordance with the 4th drafting standard «Abbreviated Annual Accounts» (Cuentas Anuales Abreviadas) in its item 5, of the third part of the General Accounting Plan (Plan General de Contabilidad) (Royal Decree 1514/2007 dated November 16). The undersigned, in their capacities as Administrators of the Company referred to, do hereby represent that there actually ARE environmental items, and they have been included in an additional Section of the Annual Report in accordance with the 4th drafting standard «Abbreviated Annual Accounts» (Cuentas Anuales Abreviadas) in its item 5, of the third part of the General Accounting Plan (Plan General de Contabilidad) (Royal Decree 1514/2007 dated November 16).

SIGNATURES AND NAMES OF THE ADMINISTRATORS

[Signature.]

SAMPLE INFORMATION DOCUMENTS ON EQUITY INTERESTS AND SHARES OF STOCK

A1

GRUPO INVERSOR PETROQUÍMICA S.L.							Taxpayer Identification Number [N.I.F.]: B85322642
CORPORATE DOMICILE EBRO, 3
MUNICIPALITY MADRID					PROVINCE MADRID	FISCAL YEAR 2015
The company has not carried out any transaction on equity interests / shares of stock throughout this fiscal year (Note: In this case, the submission of this sole page A1 shall be enough) ☒							☒
Balance at closing of the previous fiscal year:			0	Shares of Stock / Equity Interests			0
Balance at closing of fiscal year:			0	Shares of Stock / Equity Interests			0
Date	Item (1)	Date of agreement of general meeting	No. of ownership interests or shares of stock	Par value	Capital Stock Percentage	Price or Consideration	Post- transaction balance

Note: Where necessary, use as many copies of page A1.1 as required.

(1) AO: Original Acquisition of equity interests or shares of stock or of interests or shares of the parent company (sections 135 et seq. of the Stock Corporations Act (Ley de Sociedades de Capital))

AD Derivative Acquisition [illegible] - AI: Indirect Acquisition - AL: Free Acquisitions (sections [illegible section numbers] of the Stock Corporations Act

ED - Disposition of shares acquired by infringing the three first requirements set forth in section [illegible section number] of the Stock Corporations Act

[illegible]

RD: Amortization of shares in section 146 of the Stock Corporations Act

RL: Amortization of freely acquired shares or equity interests (section 145 of the Stock Corporations Act)

AG: Acceptance of equity stock as security (section 146 of the Stock Corporations Act)

AF: Shares of stock acquired by means of the entity's own financial assistance (section 150 of the Stock Corporations Act)

PR: Cross holding of shares of stock or membership interests (sections 151 et seq. of the Stock Corporations Act)

GRUPO INVERSOR PETROQUIMICA S.L

Abbreviated Annual Report as of December 31, 2015

1. ACTIVITY OF THE COMPANY

Grupo Inversor Petroquímica S.L was organized by public deed executed by Notary Alberto Bravo Olaciregui dated December 20, 2007, registered with the Registry of Commerce in and for Madrid on volume 25,160, folio 144, page M-453138. The company is domiciled in Ebro número 3, Madrid, with Fiscal Identification Number (NIF) 8-85322542.

From its creation, no changes have been made to the company name.

The purpose of the Company is the design, development, operation and investment in (national and international) personal and real property.

2. BASIS FOR THE PRESENTATION OF ANNUAL ACCOUNTS

The abbreviated annual accounts have been prepared in accordance with the General Accounting Plan approved by Royal Decree 1514/2007, dated November 16, as amended by Royal Decree 1159/2010, dated September 17, as well as the remainder of the applicable commercial law.

The figures included in the abbreviated annual accounts are expressed in Euros, unless otherwise stated.

2.1 Fair Image

The abbreviated annual accounts have been prepared based on the supporting accounting records of the Company, the effective legal provisions in accounting matters having been applied for the purpose of showing a fair image of the equity, the financial position and the results of the Company.

2.2 Information Comparison

Pursuant to the commercial law, for comparison purposes, with each of the items of the abbreviated balance sheet, the abbreviated profit and loss account, and the abbreviated statement of changes in equity, apart from the figures of year 2015, the figures pertaining to the previous year are presented as well. The annual report also includes quantitative information regarding the previous year, except when an accounting standard specifically sets forth that there is no need to include such information.

In accordance with the sole additional provision of "Resolution dated January 29, 2016, passed by the Institute of Accounting and Account Audit, regarding the information to be incorporated in the annual report about abbreviated annual accounts in relation to the average period of payment to suppliers in commercial transactions", the Company provides in Note 12.4 exclusively the information regarding the fiscal year and no comparative information is presented, given the fact that these annual accounts qualify as initial, for these exclusive purposes, as to the application of the uniformity principle and of the comparability requirement.

2.3 Critical aspects of the valuation and assessment of uncertainty

In preparing the abbreviated annual accounts of the Company, the Sole Administrator has made estimates based upon the historical experience and other factors deemed reasonable according to the current circumstances and which constitute the basis for establishing the accounting value of assets and liabilities. The Company consistently reviews its estimates. In the future, changes may occur in the values of the affected assets and liabilities, should any material change take place in the assumptions, facts and circumstances such values are based upon.

GRUPO INVERSOR PETROQUIMICA S.L

Abbreviated Annual Report as of December 31, 2015

2.4 Allocation of income (loss)

The proposal of income (loss) distribution of the fiscal year 2015, made by the Sole administrator and expected to be approved by the General Meeting of Shareholders, is the following:

(Euros)	2015
Basis for purposes of distribution
Balance of the profit and loss account (profit)	14,461,840.86
14,461,840.86
Allocation
To statutory reserve	1,446,184.09
To voluntary reserve	12,907,396.77
To set-off of previous years' losses	108,260.00
14,461,840.86

Statutory Reserve

In accordance with the Stock Corporations Act, as amended, the statutory reserve, so long as it does not exceed 20 % of the capital stock, is not distributable to shareholders and may only be intended -should there be no other reserves available- to the set-off of losses. This reserve may be equally used to increase the capital stock in the portion it exceeds 10 % of the already increased capital.

3. VALUATION AND RECORDING STANDARDS

3.1 Financial Instruments

3.1.1 Financial Assets

3.1.1.1 Classification and Valuation

Loans and receivables

This category includes the trade and non-trade receivables, which include the financial assets - the collection of which is of a determined or determinable amount-, which are not traded in an active market and for which the total disbursement made by the Company is expected to be recovered, except, as the case may be, for reasons attributable to the debtor's solvency.

In their initial recognition in the abbreviated balance sheet, they are recorded at their reasonable value, which, in the absence of evidence to the contrary, is the price of the transaction, that is equal to the reasonable value of the consideration delivered plus the transaction costs directly attributable to them.

GRUPO INVERSOR PETROQUIMICA S.L

Abbreviated Annual Report as of December 31, 2015

After their initial recognition, these financial assets are valued at their depreciated cost.

Notwithstanding the foregoing, any trade receivables expiring within a year and which have no contractual interest are initially and subsequently valued at their nominal value, when the effect of not updating the cash flows is not significant.

Investments in group companies' equity

They include investments in the equity of companies over which control is exercised (group companies).

In their initial recognition in the balance sheet, they are recorded at their reasonable value, which, in the absence of evidence to the contrary, is the price of the transaction, that is equal to the reasonable value of the consideration delivered plus the transaction costs directly attributable to them, except in contributions in kind to a group company whose purpose is a business, for which the investment is valued at the accounting value of the elements conforming the business. The initial value includes the amount of any such preemptive and similar rights as may have been acquired.

After their initial recognition, these financial assets are valued at their cost, less, as the case may be, the accrued amount of any valuation corrections owing to impairment.

When an investment qualifies as a group company, the cost is considered to be the accounting value under which such company was recorded, any previously recorded valuation adjustments being kept within the shareholders' equity until said investment is disposed of or impaired.

In the case of the sale of any preemptive and similar rights or segregation thereof in order for them to be exercised, the amount pertaining to the cost of such rights will decrease the accounting value of the relevant assets.

Interest and dividends received from financial assets

The interest and dividends from financial assets accrued after acquisition are recorded as income in the profit and loss account. Interest is recognized using the effective interest rate method and dividends are recognized when the right to receive them is stated.

For these purposes, in the initial valuation of the financial assets, the amount of any explicit interest accrued and then pending expiration are recorded independently, as well as any such amount of dividends as may have been agreed upon by the competent body until collection thereof. Explicit interest means any interest obtained by applying the financial instrument's contractual interest rate.

Likewise, when the distributed dividends arise from results generated before the date of acquisition because amounts higher than the profit generated by the company as of acquisition have been distributed, they are not recognized as income and decrease the investment's accounting value.

3.1.1.2 Impairment of the financial assets' value

The book value of the financial assets is corrected by the Company charged to the profit and loss account where there is objective evidence that a loss due to impairment has taken place.

GRUPO INVERSOR PETROQUIMICA S.L

Abbreviated Annual Report as of December 31, 2015

In order to determine the losses due to financial assets' impairment, the Company assesses the potential losses of the individual assets, as well as of the groups of assets with similar risk characteristics.

Equity instruments

There is objective evidence that the equity instruments have been impaired when, after their initial recognition an event or a combination thereof occurs which supposes that their book value may not be recovered owing to a prolonged or significant drop in their reasonable value.

In the case of investments in the equity of group companies, the loss due to impairment is assessed as the difference between their book value and the recoverable value, which is the highest amount between its reasonable value less the sales cost and the current value of the future cash flows arising out of the investment. Except for better evidence, in assessing the impairment, the investee's shareholders' equity is taken into consideration, corrected by any unrealized capital gains existing upon the valuation date. The review of any valuation corrections owing to impairment is recorded in the profit and loss account, with the limit of the book value the investment would have on the reversion date, in the event no value impairment has been recorded.

3.1.2 Financial Liabilities

3.1.2.1 Classification and Valuation

Debits and payables

They include any financial liabilities originated in the acquisition of goods and services for traffic transactions of the Company and the debits owing to non-trade transactions which are not derivative instruments.

In their initial recognition in the balance sheet, they are recorded at their reasonable value, which, in the absence of evidence to the contrary, is the price of the transaction, that is equal to the reasonable value of the consideration adjusted by the transaction costs directly attributable to them.

After their initial recognition, these financial liabilities are valued at their depreciated cost.

Any accrued interest is recorded in the profit and loss account, applying the effective interest rate method.

Notwithstanding the foregoing, any trade payables expiring within a year and which have no contractual interest, as well as any disbursements required by third parties upon shareholdings, the amount of which is expected to be paid in the short term, are valued at their nominal value, when the effect of not updating the cash flows is not significant.

GRUPO INVERSOR PETROQUIMICA S.L

Abbreviated Annual Report as of December 31, 2015

3.2 Cash and other liquid assets

This category includes cash on hand, bank current accounts and deposits and temporary asset acquisitions complying with all the following requirements:

•	They are convertible into cash.

•	Upon their acquisition, their expiration did not exceed three months.

•	They are not subject to any significant risk of value change.

•	They are part of the Company's treasury normal management policy.

3.3 Income tax

The income tax expense of the fiscal year is assessed by adding up the current tax, which results from applying the pertaining tax type to the fiscal year's taxable basis less any existing discounts and deductions, and from the variations produced during such fiscal year in the recorded deferred tax assets and liabilities. It is recognized in the abbreviated profit and loss account, except when it is due to transactions recorded directly in the shareholders' equity, in which case the pertaining tax is also recorded in the shareholders' equity.

Deferred tax is recorded for the existing temporary differences on the date of the abbreviated balance sheets between the tax basis of assets and liabilities and their accounting values. The amount attributed to an equity element for tax purposes is considered its tax basis.

The tax effect of the temporary differences is included in the pertaining categories of "Deferred tax assets" and "Deferred tax liabilities" of the abbreviated balance sheet.

The company recognizes deferred tax liabilities for all taxable temporary differences, except, as the case may be, for any such exceptions as may be set forth in the regulations in force.

The company recognizes deferred tax assets for all deductible temporary differences and tax receivables for negative taxable basis pending set-off and deductions pending allotment, insofar as it is likely that the Company has future tax income which allows for allotting these assets, except, as the case may be, for any such exceptions as may be set forth in the regulations in force.

Upon each fiscal year's closing date, the Company assesses deferred tax assets which have been recognized and those which have not been recognized before. On the basis of such assessment, the Company proceeds to write-off an asset recognized before if its recovery is no longer possible, or it otherwise proceeds to record any deferred tax asset not recognized before, provided that it is likely that the Company has future tax income which allows for their allotment.

Deferred tax assets and liabilities are valued at the tax expected types upon their reversion, in accordance with the approved regulations in force, and according to the manner in which deferred tax assets or liabilities are reasonably expected to be recovered or paid.

Deferred tax assets and liabilities are not discounted and are classified as non-current assets and liabilities.

GRUPO INVERSOR PETROQUIMICA S.L

Abbreviated Annual Report as of December 31, 2015

3.4 Income and expenses

On an accrual basis, any income and expenses are recorded upon their occurrence, irrespective of their date of collection or payment.

The Company, in its capacity as Foreign Securities Holding Company (ETVE, as abbreviated in Spanish) records any financial income owing to collection of dividends within the category of Net amount of the Business Figure in accordance with the applicable accounting regulations.

3.5 Classification of assets and liabilities in current and non-current

Assets and liabilities are presented in the abbreviated balance sheet classified in current and non-current. For these purposes, assets and liabilities are classified as current when they are linked to the usual exploitation cycle of the Company and are expected to be sold, consumed, realized or liquidated within the course thereof. Those assets which are expected to be realized or liquidated in a term longer than one year are considered non-current.

3.6 Foreign currency transactions

The functional currency as well as the presentation currency is the Euro.

Transactions in foreign currency are converted in their initial value at the spot exchange rate in force as of the date of the transaction.

Any monetary assets and liabilities denominated in foreign currency are converted at the exchange rate in force as of the date of the balance sheet. Any exchange differences, positive and negative, originating in this process, as well as any such differences as may take place upon liquidating such equity elements, are recognized in the profit and loss account of the fiscal year in which they arise.

3.7 Transactions with related parties

The Company performs all the transactions with related parties at market values and they are accounted for in accordance with the valuation standards detailed above.

4. INVESTMENTS IN GROUP COMPANIES' EQUITY

The detail and the movements of the different concepts conforming this category are the following:

(Euros)	Balance as of 01.01.2015	Registrations	Write-offs	Balance as of 12.31.2015
Equity instruments	14,743,349.52	1,482,725.35		16,226,074.87
	14,743,349.52	1,482,725.35		16,226,074.87

(Euros)	Balance as of 01.01.2014	Registrations	Write-offs	Balance as of 12.31.2014
Equity instruments	14,743,349.52	-	-	14,743,349.52
	14,743,349.52			14,743,349.52

GRUPO INVERSOR PETROQUIMICA S.L

Abbreviated Annual Report as of December 31, 2015

4.1 Description of investments

The information relating to such investment is the following:

	Thousand Euros	(Thousand Argentine Pesos)
	Net accounting value	Percentage of direct shareholding	Capital	Reserves	Unappropriated earnings	Income (loss) of the period	Total Shareholders' Equity	Exploitation result
12.31.2016
Petroquímica Cuyo S.A.I.C	16,226	92%	103,859	20,773	275,626	352,777	400,268	548,658

12.31.2014
Petroquímica Cuyo S.A.I.C	14,743	90,50%	103,869	48,791	119,062	113,213	271,723	178,374

The results included in the above chart pertain entirely to continued operations. The company is not quoted in any stock exchange.

Petroquímica Cuyo, S.A.I.C. is a corporation domiciled in the Autonomous City of Buenos Aires (Argentina), at Carlos Pellegrini 1163 - 6° Piso, whose main activity is the industrialization of chemicals, petrochemicals, their derivatives and compounds, as well as the sale thereof and of the raw materials and materials that are subject to industrial processing.

During the fiscal year 2015, 9,000,000 shares of the Argentinean entity Petroquímica Cuyo, S.A.I.C. have been acquired for an amount of 1,482,725.35 Euros, which, along with the shares of said entity already owned by the company, represent at the end of the year 92 % of the entity.

5. FINANCIAL ASSETS

The composition of the financial assets, other than investments in other group companies' equity, is the following:

(Euros)	Other credits, derivatives and other receivables	Total
12.31.2015
Short-term financial assets:
Values representing short-term debt	950,368.65	960,368.65
Dividends receivable (Note 11.1)	52,693.75	52.693.75
Current Account with Shareholders and Administrators (Note 11.1)	187,971.60	187,971.60
	1,201,034.00	1,201,034.00
12.31.2014
Short-term financial assets:
Dividends receivable (Note 11.1)	1,042,924.73	1,042,924.73
	1,042,924.73	1,042,924.73

GRUPO INVERSOR PETROQUIMICA S.L

Abbreviated Annual Report as of December 31, 2015

6. CASH AND OTHER EQUIVALENT LIQUID ASSETS

The composition of this category as of December 31 is the following:

(Euros)	12.31.2015	12.31.2014
Cash, Euros	20.48	20.48
Banks and credit institutions, demand current account	121,129.71	104,582.51
Other equivalent liquid assets	60,325,501.95	10,913,600.89
Total	60,446,087.14	11,036,203.88

Current accounts accrue the market interest rate applicable to this type of accounts.

Other equivalent liquid assets correspond to deposits denominated in U.S. Dollars in a money market in UBS with liquidity in 3 days. They may be freely disposed of.

7. SHAREHOLDERS' EQUITY

7.1 EQUITY CAPITAL

7.1.1 Book entry capital stock

The Company was created on December 20, 2007 with an initial capital stock of 3,006 Euros.

As of December 31, 2014 and December 31, 2015, the Company's capital stock is represented by 5,397,413 registered ordinary shares of stock with a par value of 3 Euros each, fully subscribed for and paid in, carrying the same political rights, which do not quote in stock exchanges.

During fiscal year 2015 no capital transactions have been performed.

The detail of the members and their shareholding in the capital stock as of December 31 is the following:

(Euros)	2015	2014

Marcelo Roberto Sielecki	51.59%	51,59%
Carlos Alberto Sielecki	34.09%	34,09%
Daniel Sielecki	14.32%	14.32%
	100%	100%

8. FINANCIAL LIABILITIES

The composition of financial liabilities is the following:

(Euros)	Derivatives and other liabilities	Total
12.31.2015
Short-term financial liabilities:
Short-term debts with credit institutions	36,847,412.00	36,847,412.00
Current account with shareholders and administrators	-	-

	36,847,412.00	36,847,412.00
12.31.2014
Short-term financial liabilities:
Current account with shareholders and administrators	269,725.43	269,725.43

	269,725.43	269,725.43

GRUPO INVERSOR PETROQUIMICA S.L

Abbreviated Annual Report as of December 31, 2015

The short-term debt as of December 31, 2014 belonged to the pending balance owed to shareholders for loans delivered to the Company and accrued a 6-month Libor interest rate + 3.6%.

On October 26, 2015 a loan was taken out for an amount of 40 million U.S. Dollars, with an annual interest rate of 4%, due on October 26, 2016, the use of which, along with other income owing to dividends and borrowings, would be the purchase of 100 % of an Argentinean company (Note 14). This loan along with any interest accrued was repaid during the first quarter of 2016.

9. TAX SCENARIO

The detail of the balances relating to tax assets and tax liabilities as of December 31, 2014 and December 31, 2015 is the following:

	12.31.2015		12.31.2014
(Euros)	Assets	Liabilities	Assets	Liabilities

Value Added Tax	6,952.92	-	6,952.92	-
Other equivalent liquid assets	-	1,974.97	-	1,023.89

	6,952.92	1,974.97	6,952.92	1,023.89

In accordance with the legal provisions in force, tax assessments may not be deemed final until they have been inspected by the tax authorities or until application of the statute of limitations, which is currently set forth in four years.

In the opinion of the Company's Sole Administrator, there are no tax contingencies from any significant amounts as may arise, in the event of an inspections, from potential different interpretations of the tax regulations applicable to the transactions performed by the Company.

9.1 Assessment of the Companies Tax

The reconciliation between the net amount of income and expenses of the fiscal year and the taxable basis (tax result) of the Companies Tax is the following:

	Income and loss account
(Euros)	Increases	Decreases	Total
12.31.2015
Income (loss) of the period			14,461,840.86
Tax effect
Income (loss) before taxes			14,461,840.86
Exempt dividends		(19,865.150.29)	(5,403,309.43)
Interim differences
Originated on:
Limit to the deductibility of financial expenses
Taxable amount (tax result)		(19,865,150.29)	(5,403,309.43)
12.31.2014:
Income (loss) of the period			(108,260.00)
Tax effect
Income (loss) before taxes			(108,260.00)
Permanent differences
Temporary differences
Originated on:
Limit to the deductibility of financial expenses
Taxable basis (tax result)			(108,260.00)

GRUPO INVERSOR PETROQUIMICA S.L

Abbreviated Annual Report as of December 31, 2015

9.2 Deferred tax assets and liabilities

The Company has not recorded tax credits in relation to any negative taxable basis pending set-off which, as of December 31, 2015 amounts to 233 thousand Euros.

10. INCOME AND EXPENSES

10.1 Net amount of the business figure

The net amount of the business figure matches the dividends received from the investee company Petroquímica Cuyo, S.A.I.C.

10.2 Financial results

The detail of the financial results is the following:

(Euros)	12.31.2015	12.31.2014
Financial expenses
Interest of debts with credit institutions	(264,212.00)	-
Interest from debts, other companies	(6,857.41)	(31,546.16)
Other financial expenses	(935.93)	(10,365.74)
Total financial expenses	(272,005.00)	(41,911.52)

Financial income:
Profits in shareholdings and represent [sic] values	593,304.82
Other financial income	12,618.89	12,641.52
Total financial income	608,923.71	12,641.52

The Company has suffered a loss amounting to 4,591,994.89 Euros, related to the conversion of the dividends received denominated in Argentine Pesos in their exchange value in U.S. Dollars as a result of Argentina's exchange control regulation.

11. TRANSACTIONS WITH RELATED PARTIES

The related parties the Company has performed transactions or maintains balances with during fiscal years 2014 and 2015, as well as the nature of such relation, are the following:

Nature of the relation
Marcelo Roberto Sielecki	Shareholder
Carlos Alberto Sielecki	Shareholder
Daniel Sielecki	Shareholder
Petroquímica Cuyo, S.A.I.C.	Company's investee

GRUPO INVERSOR PETROQUIMICA S.L

Abbreviated Annual Report as of December 31, 2015

11.1 Related entities

The balances with respect to any related entities are the following:

	12.31.2015		12.31.2014
(Euros)	Debtors	Creditors	Debtors	Creditors
Dividends receivable (Note 5)	52,693.75	-	1,042,924.73	-
Value Added Tax	187,971.60	-	-	269,725.43
	240,665.35	-	1,042,924.73	269,725.43

The transactions performed with related entities are the following:

2015

(Euros)	Debtors	Creditors	Result of the profit and loss account
Dividends received:
Petroquímica Cuyo, S.A.			19,865,150.29
Interest from Borrowings:
Marcelo R. Sielecki			621.95
Carlos A. Sielecki			3,197.27
Daniel E. Sielecki			3,038.19

2014:

(Euros)	Debtors	Creditors	Result of the profit and loss account
Interest from Borrowings:
Marcelo R. Sielecki			1,073.02
Carlos A. Sielecki			4,114.99
Daniel E. Sielecki			3,933.85

11.2 Administrators and top management

During fiscal years 2014 and 2015, the Sole Administrator has not accrued any remuneration for any concept whatsoever.

As of December 31, 2014 and December 31, 2015, the Company has no obligations assumed as regards pensions and life insurance with respect to any previous or current members of the Administration, nor does it have any assumed obligations on their behalf as security.

As regards section 229 of the Stock Corporations Act, the Administrator has informed that has no conflict situations with the Company's interest.

The Company has no integrated Top Management, since it has no staff.

GRUPO INVERSOR PETROQUIMICA S.L

Abbreviated Annual Report as of December 31, 2015

12. OTHER INFORMATION

12.1 Staff structure

As of December 31, 2014 and December 31, 2015, the Company has no staff.

The Administration body consists of a Sole (male) administrator.

12.2 Audit fees

The fees accrued due to the audit of the fiscal year ended December 31, 2015 are 13,000 Euros.

12.3 Environmental information

During the fiscal year, the Company has not incurred any environmental expenses. The Company's Sole Administrator thinks that there are no significant contingencies relating to the protection and improvement of the environment, and he does not consider that recording a provision to that effect would be necessary.

12.4	Information regarding the average period of payment to suppliers. Third additional provision. "Duty of Information" of Law 15/2010, dated July 5

In accordance with the sole additional provision of Resolution dated January 29, 2016, passed by the Institute of Accounting and Account Audit, regarding the information to be incorporated in the annual report about abbreviated annual accounts in relation to the average period of payment to suppliers in commercial transactions, no comparative information is presented, given the fact that the annual accounts of fiscal year 2015 qualify as initial for these exclusive purposes to the application of the uniformity principle and of the comparability requirement.

The information relating to the average period of payment to suppliers is the following:

2015
Days
Payment to suppliers average period	30

13. FACTS SUBSEQUENT TO CLOSING

On February 05, 2016, the Company formalized the purchase of 100 % of the Argentinean Entity PETROQUÍMICA ENSENADA S.A. (PETROKEN), for an amount of 184,000,000 of U.S. Dollars.

PETROKEN is the main producer of polypropylene of the Argentine Republic, with a production capacity for this product of 180,000 tons/year.

The payment of this purchase has been made with the balance of the bank account of Grupo Inversor Petroquímica (60,000,000 dollars), plus the taking out of a new credit for 104,000,000 of U.S. Dollars established with six U.S. financial institutions along with the collection of 20,000,000 U.S. Dollars pertaining to an advancement of dividends of year 2015 from its shareholding in Petroquímica Cuyo S.A.I.C. amounting to 6,300,000 dollars, plus 13,800,000 dollars from a loan of Petroquímica Cuyo S.A.I.C.

GRUPO INVERSOR PETROQUIMICA S.L

Abbreviated Annual Report as of December 31, 2015

Signed Marcelo Roberto Sielecki

Sole Administrator

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